UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A3

Amendment #3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMPUTRON, INC.

(Name of registrant as specified in its charter)

Nevada	5182	47-1662242
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

 Computron, Inc.

1 East Bedell St.

Freeport, NY 11520

(516)590-0094

(Address and telephone number of registrant’s principal executive offices)

VCorp Services, LLC

1645 Village Center Circle, Ste. 170

Las Vegas, NV 89134

Telephone: (310)417-1866

(Name, address and telephone number of agent for service)

Copies to:

William Eilers, Esq.

Eilers Law Group, PA

169 NE 43rd Street

Miami, FL 33137

Telephone: (786)273-9152

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)

Shares of Common Stock, par value $0.0001	1,333,334	$0.15	$200,000	$23.24

1	1,333,334 shares are being offered by a direct offering at the price of $0.15 per share.
2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Computron, Inc.

1,333,334 Shares of Common Stock

$0.15per share

$200,000 Maximum Offering

Computron, Inc. (“Computron” or the "Company") is offering on a best-efforts basis a minimum of 133,334 and a maximum of 1,333,334 shares of its common stock at a fixed price of $0.15 per share.  The price of $0.15 per share is a fixed for the duration of this offering. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of David Breier, our sole officer and director.  After the effective date of this prospectus, Mr. Breier intends to advertise through personal contacts, telephone, and hold investment meetings. We will not utilize the Internet or print media to advertise our offering. Mr. Breier will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Computron as a possible investment. For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Eilers Law Group, PA, Client Trust Account RE Computron. All subscription funds will be held in a Trust Account for the benefit of the subscriber pending the achievement of the Minimum Offering and no funds shall be released to Computron until such a time as the minimum proceeds are raised. Any additional proceeds received after the Minimum Offering is achieved will be immediately released to the Company by the Escrow Agent, Eilers Law Group, PA. If the Minimum Offering is not achieved within 360 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  See the section entitled "Plan of Distribution” herein. Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

The offering will terminate on the earlier of: (i) the date when the sale of all 1,333,334 shares are completed, (ii) anytime after the minimum offering of 133,334 shares of common stock is achieved, or (iii) 360 days from the effective date of this document.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have nominal assets and nominal operations. Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Prior to this offering, there has been no public market for Computron common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Markets QB tier (OTCQB). However, we can make no assurances that your stock will ever be quoted on a quotation service or that a public market for your stock will develop.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 8.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share		$0.15	$0.00
Minimum	133,334	$0.15	$0.00	$20,000
50% of Maximum	666,667	$0.15	$0.00	$100,000
Maximum	1,333,334	$0.15	$0.00	$200,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.15 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. COMPUTRON, INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHISE THE OFFER OR SALE IS NOT PERMITTED.

Computron does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 2014.

2

PART I: INFORMATION REQUIRED IN PROSPECTUS

COMPUTRON, INC.

1 EAST BEDELL ST.

FREEPORT, NY 11520

(516)590-0094

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to “Computron, Inc.”.

General Information about the Company

Computron, Inc. mission is to provide affordable, remote access, computer and technical support to end users, Small Office/Home Office (“SOHO”), users, and for companies with up to 20 Windows™ based computers. Due to ever shrinking budgets in today’s economy and the amount of outsourcing over the last 10-15 years, it has become more and more difficult for individuals to obtain affordable technical support that understands the typical American end user and their needs.

With the over 20 years of experience our sole officer and director has in the IT industry in the financial, government, and private sector, we feel that we can offer the support to end users at an affordable price in a clear and easy to understand manner. By using state of the art remote access software for a nominal charge we can diagnose your computer and determine what if any steps may and will be taken to solve your problem or problems.

We plan to offer troubleshooting software, virus removal, printer communication problems, hard disk cleanup and diagnostics and assisting in backing up data as that is one of the most overlooked areas in IT. As we grow we plan to partner with key businesses in the area to provide on-site support when remote access is not possible as in the case of data recovery or hardware failures requiring a hands-on approach.

As of the date of this prospectus, Computron has 5,000,000 shares of $0.0001 par value common stock issued and outstanding.

Computron has administrative offices located at 1 East Bedell St., Freeport, NY 11520. Mr. Breier, our sole office and director, provides the office on a rent free basis.

Computron fiscal year end is December 31.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of—

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

3

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A(a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	Computron is offering, on a best-efforts, self-underwritten basis, a minimum of 133,334 and a maximum of 1,333,334 shares of its common stock.

Offering Price per Share:	$0.15 per share, par value $0.0001

Offering Period:

Offering Period: The shares are being offered for a period not to exceed 360 days. There is no minimum investment required to be purchased from any individual investor. If the Minimum Offering is not achieved within 360 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering will terminate on the earlier of: (i) the date when the sale of all 1,333,334 shares is completed, (ii) anytime after the minimum offering of 133,334 shares of common stock is achieved, or (iii) 360 days from the effective date of this document.

Escrow Account:

The subscription proceeds from the sale of the shares in this offering will be payable to “Eilers Law Group, PA, Client Trust Account RE Computron,” and will be deposited in a trust account monitored by the Florida Bar Foundation, until the Minimum Offering proceeds are raised. No interest will be available for payment to either to the Company or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Computron until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Eilers Law Group, PA. Release of the funds to the Company is based upon our escrow agent, Eilers Law Group, PA, reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company. Written notice will be mailed to each investor that the minimum offering amount has been received and the offering proceeds have been distributed to the Company. All subscription agreements and checks should be delivered to Eilers Law Group, PA. Failure to do so will result in checks being returned to the investor who submitted the check. Computron escrow agent, Eilers Law Group, PA, acts as legal counsel for Computron and is therefore not an independent third party.

Net Proceed to Company:	Minimum Amount: $20,000
50% of Maximum Amount: $100,000
Maximum Amount: $200,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding

4

Before the Offering:	5,000,000 common shares

Number of Shares Outstanding
After the Offering:	6,333,334 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Computron assets, book value, historical earnings, or net worth.

Computron will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, marketing, office supplies, and other administrative related costs.

The Company has not presently secured an independent stock transfer agent. Computron has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Computron common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Computron’ Audited Statements of Operations for the period from inception, August 22, 2014, to September 30, 2014. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, Computron has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

DAVID BREIER, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 15 HOURS PER WEEK TO COMPANY MATTERS. ONCE THE PUBLIC OFFERING IS CLOSED, MR. BREIER PLANS TO SPEND THE TIME NECESSARY FORTHE DEVELOPMENT OF THE MARKETING CAMPAIGN, AND DIRECT THE PRIMARY OPERATIONS OF THE BUSINESS. HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees on a full-time basis until revenue will support the expense. Until that time, the responsibility of developing the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon David Breier. While Mr. Breier has business experience including management, he does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

5

DAVID BREIER’S LACK OF EXPERIENCE IN MANAGEMENT OF REPORTING COMPANIES

Mr. Breier does not have experience in running a public company that is a reporting company with the Securities and Exchange Commission. This lack of experience may cause delayed filings; this increases the risk of being delisted by FINRA because of late filings, and this may result in being subjected to civil penalties and having the market price of the Company’s common stock decrease in value due to these and other factors related to lack of experience with reporting companies.

IN THE FUTURE OUR COMPANY WILL BE REQUIRED TO PROVIDE MANAGEMENT’S REPORT ON THE EFFECTIVENESS OF OUR INTERNAL CONTROL OVER FINANCIAL REPORTING AND WE WILL BE SUBJECT TO AUDITOR ATTESTATION REQUIREMENTS.

The Company will not be required to provide management’s report on the effectiveness of our internal controls over financial reporting until our second annual report. In addition, the Company will be exempt from the auditor attestation requirements concerning any such report so long as we are a smaller reporting company. This may cause the Company to incur additional costs related to auditing and also the examination, investigation and report on internal controls.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Breier, our sole officer and director, has other business interests and currently devotes approximately 15 hours per week to our operations. If Mr. Breier is not able to devote sufficient time to run the Company, it may result in periodic interruptions in developing and furthering our business. At the present we have not formulated a plan to resolve any possible conflicts of interest or if he is unable to fulfill any aspects of his duties to the Company which could have a significant negative effect on the success. The Company does have an Internal Control Manual and Mr. Breier has signed a Code of Conduct which details fiduciary responsibility and professional conduct. Upon initiating our funding efforts, we plan to add additional board members whose responsibilities will include the formation of an independent board for providing oversight into transactions and business of the Company.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future revenues, our ability to hire key personnel, level of acceptance of our services in the marketplace, general economic conditions, and Mr. Breier’s time allocation to further the business.

YOU MAY HAVE LIMITED ACCESS TO INFORMATION REGARDING OUR BUSINESS BECAUSE OUR OBLIGATIONS TO FILE PERIODIC REPORTS WITH THE SEC COULD BE AUTOMATICALLY SUSPENDED UNDER CERTAIN CIRCUMSTANCES.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC, which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file).  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on August 22, 2014; we have not yet commenced our full scale business operations and we have not yet realized any revenues. We have minimal operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTSAUDITOR’S GOING CONCERN

As shown in the financial statements accompanying this prospectus, Computron has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

6

OUR STOCK MAY BE CONSIDERED A “PENNY STOCK” AND THEREFORE WOULD BE SUBJECT TO SEC RULES GOVERNING LIMITS RELATING TO LIQUIDITY WHICH MAY AFFECT THE TRADING PRICE.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/his investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or his shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which: a) contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading; b) contains a description of the broker’s or dealer’s duties to the customer and of the right; c) and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended; d) contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price; e) contains a toll-free number for inquiries on disciplinary actions; f) defines significant terms in the disclosure document or in the conduct of trading penny stocks; g) and contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer: a) the bid and offer quotations for the penny stock; b) the compensation of the broker-dealer and its salesperson in the transaction; c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; d) and monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL THE SHARES IN THIS OFFERING WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

Computron has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable. Unless Computron begins to generate sufficient revenues to finance operations as a going concern, Computron may experience liquidity and solvency problems. Such liquidity and solvency problems may force Computron to cease operations if additional financing is not available. No known alternative resources of funds are available to Computron in the event it does not have adequate proceeds from this offering.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

7

We have not generated any revenue to date from operations. In order for us to continue with our plans and operating our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR OPERATIONS DEPEND ON THE MARKETS ACCEPTANCE OF OUR SERVICES. IF THE MARKET DOES NOT FIND OUR SERVICES DESIRABLE AND SUITABLE FOR THEIR USE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer a product that the market accepts and is willing to pay for is critically important to our success. We cannot be certain that the services we offer will be accepted by the market. As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we alter our marketing efforts and pursue alternative revenue generating services in the future.

THE LOSS OF THE SERVICES OF DAVID BREIER COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, David Breier. If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop our services and market our services. The loss of his services could result in a loss of revenues in the future, which could result in a reduction of the value of any shares you purchase in this offering.

THE COMPANY’S INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT MARKET DESIRABLE SERVICES THAT THE MARKET AND COMPANIES OR INDUSTRIES ARE WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Computron has many potential competitors marketing to the Company’s industry. We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their services than are available to us.

Some of our competitors in the industry also offer a wider range of services and products; have greater name recognition and more extensive customer bases than our Company. These competitors may be able to respond more quickly to new or changing opportunities and technology, undertake more extensive marketing activities, and adopt more aggressive pricing policies than our Company. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility. The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share. Competition existing, and future competitors could result in an inability to secure adequate customers and pay-per-employee numbers sufficient to support Computron’s endeavors. Computron cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

COMPUTRON MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Computron has limited capital resources. Unless Computron begins to generate sufficient revenues to finance operations as a going concern, Computron may experience liquidity and solvency problems. Such liquidity and solvency problems may force Computron to cease operations if additional financing is not available. No known alternative resources of funds are available to Computron in the event it does not have adequate proceeds from this offering.

8

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE MINIMUM SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT. NO PROCEEDS FROM THIS OFFERING ARE REQUIRED TO BE RETURNED IF THE MINIMUM AMOUNT OF SHARES ARE SOLD.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell at least the minimum of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction. If we raise only the minimum offering, the Company will be able to complete its business plan as described (please see section titled “Management’s Discussion and Analysis or Plan of Operation” in this offering for a detailed discussion of the Milestones we plan to complete based on the three levels of offering proceeds we may receive from this offering). Any raise above the minimum (up to the maximum offering) will allow the more rapid expansion and completion of the business plan. David Breier, our sole officer and director has no experience in a best efforts offering. As such, we have no expertise as it relates to this offering.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Computron or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Computron is David Breier who also serves as its Director, President, Secretary, and Treasurer. Mr. Breier holds 5,000,000 restricted shares of Computron common stock. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Computron common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE DAVID BREIER, COMPUTRON’ OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF COMPUTRON ISSUED AND OUTSTANDING COMMON STOCK.

9

Presently, David Breier, Computron’s President, Secretary, and Treasurer and Director beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Computron security holders, including the election of directors. Mr. Breier would retain 79% ownership in Computron common stock assuming the maximum offering is attained. Such concentrated control may also make it difficult for Computron stockholders to receive a premium for their shares of Computron common stock in the event Computron enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Computron. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $10,500 cost of this Registration Statement to be paid from proceeds raised. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SHAREHOLDERS WHO HOLD UNREGISTERED SHARES OF OUR COMMON STOCK ARE SUBJECT TO RESALE RESTRICTIONS PURSUANT TO RULE 144, DUE TO OUR STATUS AS A “SHELL COMPANY.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal assets, we are considered a “shell company.” The Company’s shell company status results in the following consequences: (i) the Company is ineligible to file a registration of securities using Form S-8; and (ii) pursuant to Rule 144, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC) has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Computron business, financial condition, and prospects that reflect Computron management’s assumptions and beliefs based on information currently available. Computron can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Computron assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Computron control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our mobile based human resource software, sufficient user numbers, the willingness of companies to pay fees sufficient to sustain operations, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Computron functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

10

USE OF PROCEEDS

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $10,500. Management prepared the milestones based on three levels of offering raise success: Minimum Offering proceeds raised of $20,000, 50% of the Maximum Offering proceeds raised ($100,000), and the Maximum Offering proceeds raised of $200,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Minimum Offering proceeds raised of $20,000 is budgeted to sustain operations for a twelve-month period. The minimum amount is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering which is $100,000 then we would be able to expand our marketing and sales package. Raising the Maximum Offering of $200,000 will enable the Company to implement our full business. As we increase generated profits, we plan to increase our marketing and sales activity accordingly.

Computron intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	20,000	100.00	100,000	100.00	200,000	100.00

Offering Expenses
Legal & Professional Fees	5,000	25.00	5,000	5.0	5,000	2.50
Accounting Fees	3,500	17.50	3,500	3.5	3,500	1.75
Edgar Fees	800	4.0	800	.8	800	0.40
Blue-sky fees	1,200	6.0	1,200	1.20	1,200	0.60
Total Offering Expenses	10,500	52.50	10,500	10.50	10,500	5.25

Net Proceeds from Offering	9,500	47.50	89,500	10.50	189,500	94.75

Use of Net Proceeds
Website	4,750	23.75	10,000	10.00	10,000	5.00
Equipment	4,750	23.75	10,000	10.00	10,000	5.00
Advertising	0	0	54,500	54.50	85,000	42.50
Office Expansion	0	0	15,000	15.00	15,000	7.50
Working Capital	0	0	0	0	69,500	34.75
Total Use of Net Proceeds	9,500	47.50	89,500	89.50	189,500	94.75

Notes:

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

11

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Computron assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution figures based on Audited Financial Statements dated September 30, 2014.

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Computron issued and outstanding stock. This is due in part because of the common stock issued to the Computron officer, director, and employee totaling 5,000,000 shares at par value $0.0001 per share versus the current offering price of $0.15 per share. Computron’s negative net book value on September 30, 2014 was ($3,525).

If the Minimum Offering is sold, there will be 5,133,334 Shares of Common Stock outstanding. Computron net book value will be approximately $0.0032 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.1468 per share while the Computron present stockholder will receive an increase of $0.005 per share in the net tangible book value of the shares that he holds. This will result in a 98% dilution for purchasers of stock in this offering.

If the 50% of the Maximum Offering is sold, there will be 5,666,667 Shares of Common Stock outstanding. Computron net book value will be approximately $0.0170 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.133 per share while the Computron present stockholder will receive an increase of $0.018 per share in the net tangible book value of the shares that he holds. This will result in an 88.7% dilution for purchasers of stock in this offering.

If the Maximum Offering is sold, there will be 6,333,334 Shares of Common Stock outstanding. Computron net book value will be approximately $0.031 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.119 per share while the Computron present stockholder will receive an increase of $0.032 per share in the net tangible book value of the shares that he holds. This will result in a 79.3% dilution for purchasers of stock in this offering.

 This table represents a comparison of the price paid by purchasers of the common stock in this offering and the individual who purchased shares in Computron previously:

	Minimum	Maximum	Maximum
	Offering	Offering	Offering
		50%	100%

Book Value Per Share Before the Offering	$(0.001)	(0.001)	(0.001)

Book Value Per Share After the Offering (1)	$0.0032	0.0170	0.031

Net Increase to Original Shareholders	$0.005	0.018	0.032

Decrease in Investment to New Shareholders	$0.1468	0.1330	0.119

Dilution to New Shareholders (%)	100%	88.7%	79.3%

Note:

(1)	Calculations based on after deducting Offering Expenses estimated in aggregate, at $10,500.

12

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to his for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the effective date of this prospectus, Mr. Breier, the sole officer and director, intends to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Mr. Breier will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Computron as a possible investment. In offering the securities on our behalf, Mr. Breier will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Breier will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Mr. Breier is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.	Mr. Breier is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Mr. Breier is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Mr. Breier is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

Computron is offering on a best efforts, self-underwritten basis a minimum of 133,334 and a maximum of 1,333,334 shares of its common stock.

Computron is offering, on a best efforts, self-underwritten basis, a minimum of 133,334 and a maximum of 1,333,334 shares of its common stock at a fixed price of $0.15 per share. The price of $0.15 per share is fixed for the duration of the offering. There is no minimum investment required from any individual investor. This is the initial offering of Common Stock of Computron and no public market exists for the securities being offered. The shares are intended to be sold directly through the efforts of David Breier, our sole officer and director.  No commission or other compensation related to the sale of the shares will be paid to our officer and director. Mr. Breier, intends to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Mr. Breier will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Computron as a possible investment. The shares are being offered for a period not to exceed 360 days. If the Minimum Offering is not achieved within 360 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly within 5 days without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering will terminate on the earlier of: (i) the date when the sale of all 1,333,334 shares is completed, (ii) anytime after the minimum offering of 133,334 shares of common stock is achieved, or (iii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

13

The subscription proceeds from the sale of the shares in this offering will be payable to “Eilers Law Group, PA, Client Trust Account RE Computron, Inc.” and will be deposited in a separate (limited to funds received on behalf of Computron) non-interest bearing law office trust bank account until the Minimum Offering proceeds are raised. No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Computron until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Eilers Law Group, PA . Release of the funds to the Company is based upon our escrow agent, Eilers Law Group, PA, reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company. Written notice will be mailed to each investor that the minimum offering amount has been received and the offering proceeds have been distributed to the Company. All subscription agreements and checks should be delivered to Eilers Law Group, PA. Failure to do so will result in checks being returned to the investor who submitted the check. Computron escrow agent, Eilers Law Group, PA, acts as legal counsel for Computron and is therefore not an independent third party.

The officer and director of the issuer and any affiliated parties thereof will not be subscribers of this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Computron has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Computron were to enter into such arrangements, Computron will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Computron has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Computron has identified Nevada and California as the states where the offering will be sold.

Deposit of Offering Proceeds

The subscription proceeds from the sale of the shares in this offering will be payable to “Eilers Law Group, PA, Client Trust Account RE Computron” (“Trust Account”) and will be deposited in a separate (limited to funds received on behalf of Computron) non-interest bearing law firm trust bank account. The Escrow Agent shall cause Bank of Americato process all Escrow Amounts for collection through the banking system. All subscription agreements and checks should be delivered to “Eilers Law Group, PA, 5536, 169 NE 43rd Street, Miami, Florida 33137. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Computron until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Eilers Law Group, PA. If the Minimum Offering is not achieved within 360 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. All subscription agreements and checks should be delivered to Eilers Law Group, PA. Failure to do so will result in checks being returned to the investor who submitted the check. Computron escrow agent, Eilers Law Group, PA, acts as legal counsel for Computron and is therefore not an independent third party. The offering will terminate on the earlier of: (i) the date when the sale of all 1,333,334 shares is completed, (ii) anytime after the minimum offering of 133,334 shares of common stock is achieved, or (iii) 360 days from the effective date of this document. The fee of the Escrow Agent is $1,500.00. (See Exhibit 99.2).

14

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.2) and sending it together with payment in full to “Eilers Law Group, PA, Client Trust Account RE Computron, Inc.” 169 NE 43 rd Street, Miami, Florida 33137. All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is no minimum investment by any individual investor of shares required to be purchased. Computron reserves the right to either accept or reject any subscription. Conditions for the acceptance of a subscription agreement include an acceptable method of payment, completion of a subscription agreement, and funds must come through the efforts of our President David Breier as acceptance of funds in any other event would fall outside the procedures set forth in this registration. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Computron accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

Computron authorized capital stock consists of 75,000,000 shares of common stock with a par value $0.0001 per share.

COMMON STOCK

Computron issued capital stock consists of 5,000,000 shares of common stock, with a par value of $0.0001 per share.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of Computron common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Computron directors.

PREEMPTIVE RIGHTS

No holder of any shares of Computron stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, Computron has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Computron does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

15

REPORTS

After this offering, Computron will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (August 22, 2014) to September 30, 2014 are included in this prospectus. They were audited by Dov Weinstein & Co. C.P.A. (Isr). We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Eilers Law Group, PA, 169 NE 43rd Street, Miami, Florida 33137, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering. Eilers Law Group, PA, is the named escrow agent for establishing a non-interest bearing bank account at the branch of Bank of America bearing the title set forth on the Information.

DESCRIPTION OF OUR BUSINESS

General Information

Computron, Inc. mission is to provide affordable, remote access, computer and technical support to end users, SOHO users, and for companies with up to 20 Windows™ based computers. Due to ever shrinking budgets in today’s economy and the amount of outsourcing over the last 10-15 years, it has become more and more difficult for individuals to obtain affordable technical support that understands the typical American end user and their needs.

With the over 20 years of experience our sole officer and director has in the IT industry in the financial, government, and private sector, we feel that we can offer the support to end users at an affordable price in a clear and easy to understand manner. By using state of the art remote access software for a nominal charge we can diagnose your computer and determine what if any steps may and will be taken to solve your problem or problems.

We plan to offer troubleshooting software, virus removal, printer communication problems, hard disk cleanup and diagnostics and assisting in backing up data as that is one of the most overlooked areas in IT. As we grow we plan to partner with key businesses in the area to provide on-site support when remote access is not possible as in the case of data recovery or hardware failures requiring a hands-on approach.

Marketing plan, Overview and Business Strategy

With competition from Geeks on Site, the Geek Squad, Geeks on Call, Sparktrust.com, Micro center, etc. our plan is to implement a website and obtain a high ranking in search engines using essential key terms to strategically place our company near the top when searching for the services we provide. Because of our much lower overhead, we can price ourselves at a level that most of the competition cannot thus securing clients that might otherwise spend their hard earned dollars on our competition.

It is up to the end user upon making the call for support to pay for the initial non-refundable fee to allow a remote session to a technician/diagnostician. After the initial diagnosis, the end user will be presented with a description of the problem and what is required to resolve it along with a bill. If he/she decides to proceed, payment must be made immediately prior to continuing to perform any work. If he/she decides not to proceed, then an email is generated with documentation of what work was performed as far as diagnosis and the client remote session is ended.

16

Once we have begun to grow our market and we can show our success, we plan to offer to customers an annual SLA whereby as long as we are able to remotely access the computer, we will provide support for a monthly fee, performing such tasks as disk cleanup, in depth virus scans, performance of critical updates of operating systems and licensed software.

Eventually a consulting services product will grow out of this where we plan to offer solutions and recommendations for clients as far as purchasing anti virus software and other solutions. We will not make any of the purchases but will leave that to the end user. We will assist in the installations of software and anything that can be performed remotely will be performed remotely. Any on site services will be performed by one of our partners.

Services

Remote access support will be provided by an annual license through Citrix for a GoToAssist connection. With this product in place we plan to offer our sole officer and director’s over 20 years of IT support and troubleshooting knowledge to our clients. Being an intellectual property of sorts we plan to use our skills and life experiences in the troubleshooting and diagnosis of our clients’ problems. We also plan to offer annual SLAs for assisting our more inexperienced clients who are unsure of what updates to install or what files may be deleted to free up disk space, etc. and provide for a better computing experience. In time it may become necessary for them to replace or upgrade their equipment and we will be there to offer them fee based solutions.

12 Month plan

Our plan is to start with the purchase of a domain name and construction of a website for the purpose of attracting customers to use our services. By using key term words we plan to obtain high rankings in web searches thus securing a good ranking when individuals browse the web and seek out the services we plan to provide. We plan to create a Paypal account for the purpose of obtaining payments for work and linking it with the corporate bank account.

Computron administrative office is located at 1 East Bedell St., Freeport, NY 11520.

Computron fiscal year end is December 31st.

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Services

We do not require any government approval for our services.

In the event any of our operations or services requires government approval, we will comply with any and all local, state and federal requirements.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date. In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, David Breier who currently devotes approximately 15 hours a week to our business and is responsible for the primary operation of our business. Once the public offering is closed, Mr. Breier plans to spend the time necessary for the development of the the marketing campaign, and direct the primary operations of the business. There are no formal employment agreements between the company and our current employee.

17

DESCRIPTION OF PROPERTY

Computron uses an administrative office located at 1 East Bedell St., Freeport, NY 11520. Mr. Breier, the sole officer and director of the Company, provides the office space free of charge and no lease exists. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/his investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or his shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

18

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent. Computron has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

19

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying Audited Balance Sheet Data the Company has a negative current ratio of $3,525 and the Company has accumulated losses in the amount of $4,025 for the period from Inception, August 22, 2014, to September 30, 2014. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of Inception, August 22, 2014, through September 30, 2014. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

Cash	$2,475
Total assets	$2,475
Total liabilities	$6,000
Shareholders’ deficit	$3,525

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our sole officer and director, has verbally agreed to advance the Company funds to complete the registration costs and other costs that occur until the potentially six months that the offering will continue.

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. Amounts represent advances or amounts paid in satisfaction of certain liabilities as they come due. The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect. The Company is dependent upon the continued support of this member. Mr. Breier, our sole office and director, has agreed to advance the Company funds to meet its obligations including the expenses necessary to stay current with accounting and audit. We anticipate the costs of these obligations could total approximately $10,500 and these advances will not be repaid from the raised funds. While management estimates $10,500 for such costs; there is no maximum amount of funds that Mr. Breier has agreed to provide. Mr. Breier, because he is the sole office and director, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise. Release of the funds to the Company is based upon our escrow agent, The Eilers Law Group, PA., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of—

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

20

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A(a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Plan of Operation

Marketing plan, Overview and Business Strategy

With competition from Geeks on Site, the Geek Squad, Geeks on Call, Sparktrust.com, Micro center, etc. our plan is to implement a website and obtain a high ranking in search engines using essential key terms to strategically place our company near the top when searching for the services we provide. Because of our much lower overhead, we can price ourselves at a level that most of the competition cannot thus securing clients that might otherwise spend their hard earned dollars on our competition.

It is up to the end user upon making the call for support to pay for the initial non-refundable fee to allow a remote session to a technician/diagnostician. After the initial diagnosis, the end user will be presented with a description of the problem and what is required to resolve it along with a bill. If he/she decides to proceed, payment must be made immediately prior to continuing to perform any work. If he/she decides not to proceed, then an email is generated with documentation of what work was performed as far as diagnosis and the client remote session is ended.

Once we have begun to grow our market and we can show our success, we plan to offer to customers an annual SLA whereby as long as we are able to remotely access the computer, we will provide support for a monthly fee, performing such tasks as disk cleanup, in depth virus scans, performance of critical updates of operating systems and licensed software.

Eventually a consulting services product will grow out of this where we plan to offer solutions and recommendations for clients as far as purchasing anti virus software and other solutions. We will not make any of the purchases but will leave that to the end user. We will assist in the installations of software and anything that can be performed remotely will be performed remotely. Any on site services will be performed by one of our partners.

Services

Remote access support will be provided by an annual license through Citrix for a GoToAssist connection. With this product in place we plan to offer over 20 years of IT support and troubleshooting knowledge to our clients. Being an intellectual property of sorts we plan to use our skills and life experiences in the troubleshooting and diagnosis of our clients’ problems. We also plan to offer annual SLAs for assisting our more inexperienced clients who are unsure of what updates to install or what files may be deleted to free up disk space, etc. and provide for a better computing experience. In time it may become necessary for them to replace or upgrade their equipment and we will be there to offer them fee based solutions.

12 Month plan

Our plan is to start with the purchase of a domain name and construction of a website for the purpose of attracting customers to use our services. By using key term words we plan to obtain high rankings in web searches thus securing a good ranking when individuals browse the web and seek out the services we plan to provide. We plan to create a Paypal account for the purpose of obtaining payments for work and linking it with the corporate bank account.

21

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying audited financial statements, the Company has a negative current ratio of $3,525 and the Company has accumulated losses in the amount of $4,025 for the period from Inception (August 22, 2014) to September 30, 2014. David Breier has verbally committed to fund the company up to $25,000 plus the projected sales to be done by the company. We believe that there will be sufficient funds in order to fund operations for the next 12 months. However,these conditions raise substantial doubt about the Company's ability to continue as a going concern after 12 months if we are unable to raise additional funds

The pace of the growth of the Company is dependent upon its ability to obtain financing through this public offering and upon future profitable operations from the development of its planned business. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting. The statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company has elected a December 31 year end.

B.	BASIC EARNINGS PER SHARE

The Company has adopted ASC Topic 260 “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period. There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from audit period inception, August 22, 2014 to September 30, 2014. The Company had $2,475 in cash and equivalents at audited period ending Inception, August 22, 2014 to September 30, 2014.

C.	CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $2,475 in cash and cash equivalent at audit period ending September 30, 2014.

D.	USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

22

E.	INCOME TAXES

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC Topic 740, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

None.

FINANCIAL DISCLOSURE

Our elected fiscal year end is December 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the Date of Inception, August 22, 2014, through September 30, 2014 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position

David Breier *	48	August 2014	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principle Accounting Officer, Sole Director

* For period from Inception (August 22, 2014) through current, Mr. David Breier serves as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principle Accounting Officer, and sole Director of the Company.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

23

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

David Breier – President, Secretary, Treasurer and Director -

EXPERIENCE

MSB COMPUTERS, Freeport, NY	9/94 – Present
Principal/Owner

Responsibilities

•	Sales, service, support, repairs, upgrades and training on IBM/IBM-compatible and Apple computers.
•	Install and configure NetWare 6 and Windows 2003 networks.
•	Research, recommend, and build new PCs and servers for clients to improve their productivity.
•	Set up and configure secure wireless networks with Cisco, D-Link, Buffalo, Intel and Netgear hardware.
•	Work with Windows from version 3.1 through Windows 7.
•	Troubleshoot problems with Blackberries, MS Office, antivirus software, Backup Exec, and printing.
•	Repair HP, Panasonic, Brother, and Samsung laser printers for clients needing printers repaired.
•	Advertise and implement reseller accounts with various vendors, including Acronis, APC, and DLink.
•	Solution provider for automating physician’s office for Medicare billing.
•	Solution provider for nursing home by recommending, purchasing, installing, and configuring new machines, UPS for PCs and server, and corporate antivirus solution.
•	Coordinated client computers with remote access for 24/7 support.
•	Assembly, installation, and configuration of Buffalo, and Synology NAS devices for clients needing fault tolerant storage solutions.
•	Installed voice, video, and data cables, panels and connector blocks for customers to connect their equipment to their phone and computer networks.

Marcum Technology LLC (formerly M&K ISS LLP), Melville, NY	7/08– 8/09

IT Consultant, Help Desk 1-3 for clients Alitalia, Jewish Theological Seminary (JTS), Thomson Reuters, Van Son Holland Ink

Responsibilities

•	Phone, deskside, and email technical support for hardware and software to users throughout the United States and the world in a Windows 2003 server environment.
•	Created and compiled documents for online knowledge base for use by clients and support staff at Jewish Theological Seminary, allowing them to work from any environment with internet access.
•	IT support at client sites including virus removal, imaging computers, password resets, troubleshooting HP printers, Outlook, Java, mainframe connectivity, and internet access, move/add/change requests, creating new user accounts in AD and configuring necessary hardware such as computers, printers, Blackberries and scanners.
•	Assisted JTS with testing and rollout of new Oracle based accounting software package and MS Office productivity software.
•	Installed new routers and switches as part of the infrastructure upgrade process at the Jewish Theological Seminary for their Long Island remote office to communicate at higher speeds.
•	Performed asset management of equipment throughout NY & NJ for Thomson Reuters to assist in consolidation and tracking of equipment needing to be upgraded or replaced.

Information Technology Center, Old Bridge, NJ	5/04 – 3/08

Consultant, Level 3 Support Engineer for clients Federal Reserve Bank of New York and The Bank of New York, NDPS Test Engineer, QA Test Engineer, and Novell Subject Matter Expert for Ricoh Corp.

Responsibilities

•	Provided technical support for an enterprise level Novell 6.5 Network at the Federal Reserve and The Bank of New York for the back office staff.

24

•	Worked extensively on the J.P. Morgan Corporate Trust acquisition at The Bank of New York with project managers in both banks to ensure a smooth transition of the users from the AD network at Chase to the Novell network at The Bank of New York.
•	Day to day administration at The Bank of New York and the Federal Bank of New York including: assisting with troubleshooting Novell clusters, NDS issues, printing issues, SAV issues, helping peers with resolving problems, running reports, client login issues with CIFS and LDAP authentication, using remote management to resolve client PC issues, using Console One, iManager and NWAdmin32 and working with the Backup department to troubleshoot TSM backup failures and remote office backup issues using Tivoli, Arcserve and BackupExec.
•	Testing and troubleshooting the new Konica MFP laser printers for use on the Bank of New York’s network.
•	Created documentation for The Bank of New York and the Federal Reserve Bank of New York Novell networks and updated existing documentation on all Novell servers located throughout the banks.
•	Upgraded and decommissioned Windows and Novell servers and performed the related work including moving replicas and resynchronizing the network.
•	Ran health checks on the network, troubleshooting NetWare synchronization and connectivity issues including performing packet captures with EtherPeek and assisted in the gathering of data, the migration of users and data and the preparation of the new environment.
•	Created the first production Linux laptop image for use by staff at the Federal Reserve Bank of New York for users who did not wish to utilize Windows XP.
•	Provided phone, email, technical support and advice for Ricoh on the following: Ricoh NDPS Gateways in NetWare 5.x-6.5 environment, GroupWise troubleshooting with Ricoh NDPS Gateway, configuration, and testing for latest Ricoh NDPS Gateway,
•	Tested NDPS Gateway version 11 on NetWare 5.1sp8, 6.0sp5 and 6.5sp5 for use with current line of printers from Ricoh and Ricoh divisions.
•	Designed new test matrices and procedures, configured client workstations, tested and configured printer output, screen captures, bug detection and verification, and worked with the software engineer on resolution of bugs.
•	Designed three new multi OS trees for Novell test network for the Quality Assurance Department to better reflect real-world scenarios for testing Ricoh equipment including LDAP and secure LDAP and full replica rings, working with iManager, Remote Manager and other NetWare utilities.

COMPUTER SKILLS

Software: BindviewRMS, SureSync, GroupWise 5.5, BackupExec (NetWare, NT/2000), Arcserve, Lotus Notes, cc:Mail, Exchange, Extra!, IBM Client Access, Netsoft 3.1, Remedy, MS Office 95-2007, WordPerfect 5.1 – 13.0, Canvas. Acronis TrueImage, Symantec Ghost, MS Steady-state

Operating Systems: NetWare 3.x. 4.11. 5.1, 6.x; Windows 3.x, 95, 98, NT 3.51, 4.0 Me, 2000, XP, Vista, Windows 7, 8, 2003 Server, DOS, Linux.

Hardware: Compaq/HP, Dell, IBM, and Intel servers; Tape drives; ADIC, IBM, Compaq, HP, Toshiba, Sony, Dell desktops and laptops; Network Cards, Hubs and switches; wireless hardware from DLink, Netgear, Buffalo and Linksys, Synology and Buffalo NAS, HP, QMS, Ricoh, Xerox, Konica, Brother, Panasonic, Epson, Samsung and Okidata Printers.

EDUCATION

DREXEL UNIVERSITY, Philadelphia, PA	1990
MSME, specialization – Thermo-Fluids

HOFSTRA UNIVERSITY, Hempstead, NY	1987
BE, Engineering Science/Bioengineering.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

25

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our President, Secretary, Treasurer, and Director who occupied such position as of the date of this Prospectus, for all services rendered in all capacities to us for the period from Inception (August 22, 2014) through ___________. The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons), and does not pay them a salary or other compensation at the present time We also do not currently have any benefits, such as health or life insurance, available to our employees.

Name and Position	Year*	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

David Breier President, CEO, CFO , Secretary, Treasurer, Director	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

*     For period from Inception (August 22, 2014) through current, Mr. David Breier serves as President, CEO, CFO, Secretary, Treasurer and Director of the Company.

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors; however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the Date of Incorporation on August 22, 2014, Computron has not compensated Mr. Breier, the President, Secretary and Treasurer. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed. We do not have any employment agreements in place with our sole officer and director.

26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of	Name, Title and Address of Beneficial	Amount of Beneficial	Before	After
Class	Owner of Shares (1)	Ownership (2)	Offering	Offering (3)

Common	David Breier, President, CEO, and	5,000,000	100%	79%
	Director

All Officers and Directors as a Group		5,000,000	100%	79%

1. The address of each executive officer and director is c/o Computron, 1 East Bedell St., Freeport, NY 11520.

2. As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3. Assumes the sale of the maximum amount of this offering (1,333,334 shares of common stock) by Computron. The aggregate amount of shares to be issued and outstanding after the offering is $200,000.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 5,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

David Breier is our sole officer and director. We are currently operating out of the premises of Mr. Breier and he provides the Company office space on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement. Rent was $0 for all periods presented.

On August 22, 2014 the Company issued 5,000,000 shares of common stock at $0.0001 par value to David Breier, the Company’s founder, for an equity investment received in the amount of $500.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

27

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. Amounts represent advances or amounts paid in satisfaction of certain liabilities as they come due. The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect. The Company is dependent upon the continued support of this member. Mr. Breier, our sole office and director, has agreed to advance the Company funds to meet its obligations including the expenses necessary to stay current with accounting and audit. We anticipate the costs of these obligations could total approximately $10,000 and these advances will not be repaid from the raised funds. While management estimates $10,000 for such costs; there is no maximum amount of funds that Mr. Breier has agreed to provide. Mr. Breier, because he is the sole office and direct, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise. Release of the funds to the Company is based upon our escrow agent, the Eilers Law Group, PA, reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.

The Company does not have an employment contract with its key employee Mr. David Breier who is the President and sole officer of the Company as of August 22, 2014.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports and other information with the Commission. Such reports, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

28

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

29

COMPUTRON INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
for the period ended September 30, 2014

30

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Computron Inc.

We have audited the accompanying balance sheet of Computron Inc (“the Company”) as of September 30, 2014 and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from inception (August 22, 2014) through September 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Computron Inc as of September 30, 2014 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As of September 30, 2014, the Company has a working capital deficit and does not have the cash resources sufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dov Weinstein & Co. C.P.A. (Isr) Jerusalem,

Israel

November 5, 2014

31

COMPUTRON INC.

(A Development Stage Company)

BALANCE SHEET

(in US Dollars)

September 30
2014
$
ASSETS

Current assets:
Cash and cash equivalents	2,475

TOTAL ASSETS	2,475

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities :
Short-term borrowings from related party	6,000

Total liabilities	6,000

Stockholders' Deficit
Common stock, $0.0001 par value; 75,000,000 shares authorized; 5,000,000 shares issued and outstanding at September 30, 2014	500
Deficit accumulated during development stage	(4,025)

Total Stockholders' Deficit	(3,525)

TOTAL LIABILTIES AND STOCKHOLDERS' DEFICIT	2,475

The accompanying notes are an integral part of these financial statements.

32

COMPUTRON INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(in US Dollars)

Period from August 22, 2014 (Inception) to September 30,
2014
$

Revenue	-

Operating expenses :
General and administrative:-
Other costs	25
Professional fees:-
- Legal fees	4,000

Total operating expenses	(4,025)

Net loss	(4,025)

Net loss per common share - basic and diluted
Net loss per share attributable to common stockholders	-

Weighted-average number of common shares outstanding	5,000,000

The accompanying notes are an integral part of these financial statements.

33

COMPUTRON INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIT

for the period of AUGUST 22, 2014 (INCEPTION) to SEPTEMBER 30, 2014

(in US Dollars)

			Deficit
			Accumulated	Total
	Common Stock		During	Stockholders’
	Shares	Amount	Development Stage	Deficit
		$	$	$

Inception (August 22, 2014)	-	-	-	-

Common stock issued for cash at $0.0001 per share	5,000,000	500	-	500

Loss for the period	-	-	(4,025)	(4,025)

Balance at September 30, 2014	5,000,000	500	(4,025)	(3,525)

The accompanying notes are an integral part of these financial statements.

34

COMPUTRON INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(in US Dollars)

Period fromAugust 22, 2014 (Inception) to September 30,
2014
$
CASH FLOW FROM OPERATING ACTIVITIES

Net loss	(4,025)

Net cash used in operating activities	(4,025)

CASH FLOW FROM INVESTING ACTIVITIES	-

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	500
Proceeds from short-term borrowings	6,000
Net cash provided by financing activities	6,500

Increase in cash and cash equivalents	2,475

Cash and cash equivalents at the beginning of the period	-

Cash and cash equivalents at the end of the period	2,475

The accompanying notes are an integral part of these financial statements

35

COMPUTRON INC. (A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Computron Inc. (the “Company”) is a Nevada Corporation incorporated on August 22, 2014. The Company is in the development stage as defined by Accounting Standards Codification 915 (ASC 915), “Accounting and reporting by Development Stage Enterprises”. The Company is devoting substantially all of its efforts to development of its business plan; to establish itself as an online computer support business.”

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

These financial statements are presented in US dollars.

Fiscal Year End

The Corporation has adopted a fiscal year end of December 31.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at September 30, 2014, the Company has an accumulated deficit of

$4,025 and has earned no revenues since inception and has a working capital deficit. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2014.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

36

COMPUTRON INC. (A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS (continued…)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated:

Cash and cash equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.

Property, plant and equipment

The Company does not own any property, plant and equipment.

Intellectual Properties

The Company has adopted the provisions of ASC 350-50, Website Development Costs. All costs incurred during the planning phase of a website are expensed as research and development.

Costs incurred in the development stage, including the purchase of a domain name, are capitalized and reviewed annually for impairment.

Expenses subsequent to the launch will be expensed as research and development expenses. The Company will expense upgrades and revisions to its website as incurred.

Once the website is available for use, the asset will be amortized over its useful life on a straight line basis, estimated to be 3 years, and is tested for impairment annually.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Earnings per Share

The Company computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at September 30, 2014, the Company had no potentially dilutive shares.

37

Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Recent Accounting Pronouncements

Company management do not believe that the adoption of recently issued accounting pronouncements will have a significant impact on the Company's financial position, results of operations, or cash flows.

NOTE 3 – SHORT-TERM BORROWINGS FROM RELATED PARTY

September 30
2014
$

Loans from related parties	6,000

The above loan is unsecured, bears no interest and has no set terms of repayment. This loan is repayable on demand.

NOTE 4 – STOCKHOLDER’S DEFICIT

Common Stock

On August 22, 2014, the Company issued 5,000,000 shares of common stock to the director of the Company at a price of $0.0001 per share, for $500 cash.

NOTE 5 – INCOME TAXES

The provision (benefit) for income taxes for the period ended September 30, 2014 was as follows (assuming a 15% effective tax rate):

September 30
2014
$
Current Tax Provision:
Federal-
Taxable income	-
Total current tax provision	-

38

September 30
2014
$
Deferred Tax Provision:
Federal-
Loss carry forwards	604
Change in valuation allowance	(604)
Total deferred tax provision	-

The Company had deferred income tax assets as of December 31, 2013 as follows:

September 30
2014
$

Loss carryforwards	604
Less - Valuation allowance	(604)

Total net deferred tax assets	-

The Company provided a valuation allowance equal to the deferred income tax assets for period ended September 30, 2014 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of September 30, 2014, the Company had approximately $4,025 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2034.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

NOTE 6 - FAIR VALUE MEASUREMENTS

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820. Under this FASB, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

39

The Company various financial instruments that must be measured under the new fair value standard including: cash in bank. The Company currently does not have non-financial assets or non-financial liabilities that are required to be measured at fair value on a recurring basis. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

- Level 1: Quoted prices in active markets for identical instruments;

-	Level 2: Other significant observable inputs (including quoted prices in active markets for similar instruments);

- Level 3: Significant unobservable inputs (including assumptions in determining the fair value of certain investments).

Financial assets and liabilities carried at fair value and measured on a recurring basis are classified in the hierarchy as follows:

Fair Value at September 30, 2014

	Level 1	Level 2	Level 3	TOTAL
	$	$	$	$
Cash and cash equivalents	2,475	-	-	2,475

Total financial assets carried at fair value	2,475	-	-	2,475

NOTE 7 – RELATED PARTY TRANSACTIONS

Details of transactions between the Company and related parties are disclosed below: The following entities have been identified as related parties :

David Breier	- Director and greater than 10% stockholder

September 30
2014
$
The following transactions were carried out with related parties:

Balance sheet:
Short-term borrowings - Director	6,000

From time to time, the president and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

40

NOTE 8 – RECENT ACCOUNTING STANDARDS UPDATES

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10—Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. ASU 2014-10 eliminates several of the reporting requirements for development stage entities, including the requirement to present inception to date information in the statements of income, cash flows, and shareholder equity, and to label the financial statements as those of a development stage entity. ASU 2014-10 also clarifies that the guidance in Accounting Standards Codification ("ASC") Topic 275, "Risks and Uncertainties", is applicable to entities that have not commenced principal operations, and eliminates an exception to the sufficiency-of-equity risk criterion for development stage entities, and will require all reporting entities that have an interest in development stage enterprises to apply consistent consolidation guidance for variable interest entities. ASU 2014-10 is effective for all annual reporting periods beginning after December 15, 2014, with early adoption permitted.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

41

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Computron in connection with registering the sale of the common stock. Computron has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the minimum proceeds are raised.

Legal and Professional Fees	$5,000
Accounting Fees	$3,500
Edgar Fees	$800
Misc	$1,200

Total:	$10,500

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Computron’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Computron indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Computron request as an officer or director. Computron may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Computron’s best interests. In a criminal action, he/he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Computron shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Computron shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/he may be made a party, or in which he/he may become involved, by reason of being or having been a director, officer, employee or agent of Computron or is or was serving at the request of Computron as a director, officer, employee or agent of Computron, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Computron. Computron shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Computron as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

42

On August 22, 2014 the Company issued 5,000,000 shares of common stock at $0.0001 par value to David Breier, the Company’s founder, for an equity investment received in the amount of $500.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation*
3.2	Bylaws*

5.1	Opinion of William Eiliers, Esq. *

10.1	Form of Escrow Agreement*

23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5)

99	Additional Exhibits

99.1	Subscription Agreement

* Filed previously.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

43

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
v.	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

44

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada on January 30, 2015.

Computron
(Registrant)

By: /s/ David Breier
David Breier
President, Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Breier
David Breier	President, Secretary, Treasurer, Director, Principal Accounting Officer,Principal Financial Officer, and Individually	January 30, 2015

45